Exhibit 99.3

CENTURY THRUST MANAGEMENT AND SHAREHOLDERS
AGREEMENT

BETWEEN

ARGONAUT RESOURCES OVERSEAS INVESTMENTS LTD (Argonaut Holdings)

ARGONAUT OVERSEAS INVESTMENTS LTD (the Company)

AND

AURUM RESOURCES PTY LTD  and/or Nominee (Aurum)

Prepared by
McDonald Steed McGrath - Lawyers
262-266 Pirie Street
(PO Box 3216 Rundle Mall) ADELAIDE SA 5000
Ph: (+618) 8223 5088
Fax: (+618) 8223 5290

MANAGEMENT AND SHAREHOLDERS AGREEMENT

 McDonald Steed McGrath Lawyers

1	DEFINITIONS AND INTERPRETATION	3
2	ENTERPRISE FORMATION	7
3	CONDITION SUBSEQUENT	7
4	INITIAL EARN-IN RIGHTS	8
5	NOTICE OF EARNING AND TRANSFER OF INTEREST	9
6	INTEREST HELD ON TRUST PENDING TRANSFER	10
7	MANAGEMENT OF JOINT VENTURE	10
8	FUNDING AFTER THE EARN-IN PERIOD	16
9	FEASIBILITY STUDY AND MINING	18
10	INFORMATION, REPORTS AND CONFIDENTIALITY	18
11	INTERACTION WITH CENTURY JVA	19
12	CONFIDENTIALITY	20
13	WITHDRAWALS	21
14	WARRANTIES	22
15	ENVIRONMENTAL	23
16	ASSIGNMENT OF SHAREHOLDING INTEREST	23
17	DISPUTE RESOLUTION	24
18	FORCE MAJEURE	26
19	GENERAL	26
SCHEDULE 1 – MAP AND DESCRIPTION OF TENEMENT	32
SCHEDULE 2 – NET SMELTER ROYALTY	33
ANNEXURE A – CENTURY JVA	35
ANNEXURE B – FORM OF CONSENT	51

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MANAGEMENT AND SHAREHOLDERS AGREEMENT

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Date	December 10, 2010
Parties
1.
ARGONAUT RESOURCES OVERSEAS INVESTMENTS LTD a company incorporated in the British Virgin Islands, registration number 23797 c/- Baker Tilley, Level 12, China Merchants Tower, Shun Tak Centre, 168 Connaught Road, Ventral Hong Kong  (“Argonaut Holdings”)

2.	ARGONAUT OVERSEAS INVESTMENTS LTD a company incorporated in the British Virgin Islands, registration number 618927 PO Box 964, Road Town, Tortola, British Virgin Islands (the Company)
3.	AURUM RESOURCES PTY LTD (ACN 139 894 081) And/ or Nominee, Level 8 580 St Kilda Road, Melbourne, Victoria 3004, Australia (“Aurum”)
Recitals
A.
ARGONAUT RESOURCES (LAOS) CO., LTD (Argonaut Lao) is the 100% beneficial holder of mineral exploration rights in the Tenement pursuant to the MREA granted by the Government of the Lao PDR on 22 September 2004 and renewed for a further term of 3 years commencing on 22 February 2010.

B.	Argonaut Holdings currently owns 100% of the issued shares in the Company.
C.	According to its articles, Argonaut Laos is owned
(a) as to 70% by the Company;
(b) as to 10% by XAYA CONSTRUCTION CO., LTD (XAYA); and
(c) as to 20% by LAO INTER MINING OPTIONS LTD (LIMO).
D.
Pursuant to a joint venture agreement dated 8 September 2004 (Century JVA) a copy of which is attached as Annexure A, the Company (incorrectly named as Argonaut Resources Overseas Investments Ltd) has a 70% interest in the Century JV.

E.	GLOBAL GROUP ALLIANCES LIMITED (GGA) is named as the holder of the remaining 30% interest in the Century JV as agent for the future shareholders of LIMO (the JVA Consenting Parties).
F.	The Parties have agreed to enter into this Agreement to allow

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MANAGEMENT AND SHAREHOLDERS AGREEMENT

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Aurum to earn a 51% interest in Argonaut Laos through the issue of shares in the Company to Aurum.
NOW IT IS AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals, the following terms, unless the context otherwise requires, have the following meanings:

“Agreement” means this agreement including the recitals and schedules hereto;

“Assessment Period” is defined in Clause 4.1(b);

“Assign” is defined in Clause 16.1;

“Associated Minerals” means minerals that geologically occur together with, which are inseparable from, and which must be mined and processed together with the principal Mineral;

“ASX” means the Australian Stock Exchange or such other stock exchange in relation to which a Parties shares are listed from time to time;

“Board” is defined in Clause 7.3;

“Business Day” means a day on which banks are ordinarily open for business in the Lao PDR and Sydney, Australia;

“Century JV Activities” means exploration activities under and as defined in the Century JVA;

“Century JV Costs” means exploration costs under and as defined in the Century JVA;

“Century JVA” is defined in Recital D;

“Century JVA Parties” means the parties to the Century JVA;

“Commencement Date” means the date on which this Agreement is signed by the last of the Parties to do so;

“Consent” has the meaning given to it in Clause 3.1;

“Contributing Party” means a Party having a right or obligation to contribute to Enterprise Costs and for the avoidance of doubt:

(a)	during the Earn-in Period means Aurum;

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MANAGEMENT AND SHAREHOLDERS AGREEMENT

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(b)	after the Earn-in Period and prior to a Decision to Mine being made means each of the Parties;

(c)	as and from the date on which a Decision to Mine is made:

(i)	means those of the Parties and/or Century JVA Parties who elect to participate in the mining joint venture to be established under the Century JVA, in respect of the Mining Area; and

(ii)	in respect of the balance of the Tenement continues to mean the Parties.

“Decision to Mine” means a decision to mine made under the Century JVA;

“Department” means the Government agency charged with the administration of the Mining Law;

“Earn-in Expenditure” is defined in Clause 2.1(a);

“Earn-in Period” means the period commencing on the Commencement Date and ending on the earlier of:

(a) the fifth anniversary of the Commencement Date; and

(b) the date on which Aurum has met the expenditure commitments set out in Clause 3.

“Earning Notice” is defined in Clause 4.1;

“Enterprise” means the enterprise and undertaking that Aurum and Argonaut Holdings as Shareholders of the Company intend to undertake pursuant to this Agreement;

“Enterprise Costs” means all costs incurred in connection with the Enterprise activities and/or Century JV Activities and accounted for in accordance with accepted accounting principles in Australia and may include a management fee not exceeding 10% of actual expenditure incurred on Exploration (excluding administration costs);

“Exploration” means all activities aimed at the discovery, location and delineation of Minerals on the Tenement and includes feasibility studies, assessments, assays, metallurgical work and drilling, the maintenance and administration of the Tenement and the administration of field offices for the performance of this Agreement;

“Exploration Costs” means all costs, expenses and liabilities incurred in the course of or in connection with Exploration, accounted for in accordance with accepted accounting principles in Australia and may include a management fee not exceeding 10% of actual expenditure on Exploration (excluding administration costs);

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MANAGEMENT AND SHAREHOLDERS AGREEMENT

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“Feasibility Study” means a bankable feasibility study prepared under and in accordance with the Century JVA;

“Government” means the government of the Lao PDR, its ministries, departments, agencies, instrumentalities and regional, provincial or district authorities;

“Lao PDR” means the Lao People’s Democratic Republic;

“Manager” means the manager of the Enterprise pursuant to the operation of clause 7;

“Mine Decision Date” means the date upon which the Parties make a Decision to Mine under and in accordance the Century JVA;

“Minerals” means gold and any other metallic minerals including but not limited to copper, lead, zinc, silver and the like, including Associated Minerals within the Tenement;

“Mining Information” means the Tenement and all data, records and information relating to the Tenement;

“Mining Law” means the Lao Mining Law and Regulations in force from time to time, and includes any decrees or orders made in pursuance thereof and which are in force from time to time in respect of the Contract Area;

“MREA” means the Mineral Reconnaissance and Exploration Agreement between the Government of the Lao PDR and Argonaut Laos entered into on 22 September 2004 and renewed for a further term of 3 years commencing on 22 February 2010;

“Net Smelter Royalty” means the 2% net smelter royalty on Mineral production from the Tenement as set out in Schedule 1;

“Non Reducing Party” is defined in Clause 8.4;

“Operator” has the same meaning as “manager” under and in respect of the Century JVA;

“Parties” means the parties to this agreement and their respective successors and permitted assigns and “Party” means one of them;

“Reducing Party” is defined in Clause 8.4;

“Share” means a share in the Company;

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MANAGEMENT AND SHAREHOLDERS AGREEMENT

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“Shareholder”means a shareholder of the Company;

“Shareholding Interest” means the number of Shares of a Shareholder expressed as a percentage of the total Shares on issue determined in accordance with this Agreement.

“Share Issue” is defined in Clause 2.1;

“Tenement” means the Contract Area (as defined in the MREA) and which at the Effective Date incorporates the area delineated and described in Schedule 1 and includes any other mining title or right to explore or to use land in connection with exploration or mining activities and which becomes subject to this Agreement, and includes any renewals, extensions, modifications, substitutions or variations thereof and any other mining titles held from time to time by Argonaut Laos in respect of the area of the Tenement or any part thereof, and any interest therein.

1.2	Interpretation

In this Agreement including the recitals unless the contrary intention appears:

(a)	words denoting the singular include the plural and vice versa;

(b)	a reference to any one of an individual, corporation, partnership, joint venture, association, authority, trust or government includes (as the context requires) any other of them;

(c)	any table of contents and headings are for convenience only and do not affect interpretation;

(d)	a reference to any instrument (such as a deed, agreement or document) is to that instrument as amended, novated, substituted or supplemented at any time and from time to time;

(e)	a reference to “$” or “dollars” is a reference to an amount in the currency of the United States of America;

(f)	monetary amounts and references to expenditure commitments and exploration costs referred to in this Agreement are expressed exclusive of VAT or other input taxes;

(g)	a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this Agreement;

(h)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or substitution for, and any subordinate legislation under, that legislation or legislative provision;

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(i)	where an expression is defined, another part of speech or grammatical form of that expression has the corresponding meaning;

(j)	related body corporate has a meaning defined by section 50 of the Corporations Act 2001 (Commonwealth);

(k)	including and similar expressions are not and must not be treated as words of limitation.

2	ENTERPRISE FORMATION

2.1	Issue of initial Shares to Aurum

Within 5 Business Days after the Commencement Date, Argonaut Holdings shall procure the issue of such number of Shares in the Company to Aurum as represents 1% of the total issued Shares (Share Issue).

2.2	Parties to and purpose of Enterprise

(a) The Shareholders as at the date of the Share Issue shall be:

(i)	Argonaut Holdings with a 99% Shareholding Interest;

(ii)	Aurum with a 1% Shareholding Interest.

(b)
The Company is the entity which holds a 70% participating interest in Argonaut Laos and a reference to the rights and obligations of a Party in this Agreement includes a reference to the rights and obligations of that Party as a Shareholder.

(c)
The purpose of the Enterprise is to manage and operate the Century JVA; to carry out Exploration on the Tenement for Minerals and, if warranted, to develop and exploit the Tenement and carry out mining operations for the purpose of deriving production of Minerals therefrom.

(d)	Enterprise activities shall include all activities properly carried out by the Manager for the purposes of the Enterprise.

3	CONDITION SUBSEQUENT

3.1	Consent

(a)
It is acknowledged by the Parties that consent of the JVA Consenting Parties to the rights granted to Aurum by this Agreement and/or waiver of pre-emptive rights under the Century JVA (Consent) is or may be required.

(b)	The Parties shall co-operate in using all reasonable endeavours to obtain the Consent in the form attached to this Agreement as Annexure B, as soon as practicable after execution of this Agreement.

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3.2	Termination

If the Consent is not obtained within 3 months after the Commencement Date, Aurum may at any time thereafter, by notice in writing, terminate this Agreement which shall from the date of such notice be of no further force and effect save in respect of any breach occurring prior to the date of termination and any right or obligation expressed in this Agreement as surviving termination.

4	INITIAL EARN-IN RIGHTS

4.1	Grant of Earn in Rights

(a)	Argonaut Holdings grants to Aurum the right, by sole funding the Company’s Century JVA Costs on the Tenement during the Earn-in Period in the total sum of $6,500,000 (Earn-in Expenditure), to take:

(i)	an assignment or transfer of existing Shares; or

(ii)	new issue of Shares equivalent to an additional 71.86% shareholding in the Company.

(b)
The Earn-in Period is inclusive of a 1 year initial assessment period, (commencing on the Commencement Date) (Assessment Period) during which period, Aurum will as Manager of the Company and as Operator under the Century JVA, conduct initial Exploration to assess the Tenement.

(c)
Notwithstanding anything else contained in this Agreement, if a Decision to Mine is made in accordance with the Century JVA, Aurum will be deemed to have met the Earn-in Expenditure under Clause  4.1(a) and to be entitled to an assignment or transfer of existing Shares or an issue of Shares under Clause 5.2.

4.2	Aurum to be Manager

Provided Aurum is not in material breach of its obligations under this Agreement, it shall, during the Earn-in Period, be Manager of the Company and be appointed by the Company to act as Operator under the Century JVA.

4.3	Earn-in Expenditure

For the avoidance of doubt, all Enterprise Costs properly incurred by Aurum as Manager of the Company under this Agreement constitute payments towards the Earn-in Expenditure.

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5	NOTICE OF EARNING AND TRANSFER OF INTEREST

5.1	Aurum to Notify Argonaut Holdings of earning interest

(a)	Aurum shall promptly notify Argonaut Holdings upon meeting the Earn-in Expenditure under Clause 4.1 (“Earning Notice”).

(b)	The Earning Notice shall include a direction to Argonaut Holdings as to any related entity Aurum chooses to take up its Shareholding Interest and be issued with or take an assignment of Shares.

(c)
If an entity other than Aurum is to hold the Shares and Shareholding Interest, Aurum shall procure that such holding entity enters into a deed of assignment and assumption to be bound by this Agreement.

5.2	Issue of Shares

Argonaut Holdings shall within 10 Business Days after receiving the Earning Notice, cause a resolution of the Company to approve the issue of new Shares in the Company to the Party nominated by Aurum in the Earning Notice and shall do all such things and sign all such other documents as may be reasonably required by Aurum to effect the:

(i) assignment or transfer of existing Shares; or

(ii) issue of new Shares in the Company

such that after the assignment, transfer or issue, Aurum shall hold Shares equal to 72.86% and Argonaut Holdings 27.14% of total issued Shares in the Company.

5.3	Costs of Assignment, Transfer or Issue

Aurum shall be responsible for and bear all costs (if any) associated with the assignment, transfer or issue of the Shares referred to in Clause 5.2, which costs shall not be Enterprise Costs.

5.4	Failure to Earn

(a)
If Aurum fails to expend the Earn-in Expenditure and to give an Earning Notice during the Earn-in Period, Aurum shall, unless otherwise agreed by the Parties in writing, forfeit any right to take an assignment of a Shareholding Interest in the Enterprise or to be issued shares in the Company and shall be deemed to have withdrawn from this Enterprise.

(b)
Upon withdrawal under Clause 5.4(a) or termination under Clause 3.2, Aurum is to forthwith transfer the Shares it holds in the Company to Argonaut Holdings for no consideration. Alternatively, the Company is authorised to cancel such Shares with no consideration payable in respect of such cancellation.

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6	INTEREST HELD ON TRUST PENDING TRANSFER

Where an obligation to transfer an interest and/or shares in the Company has arisen (including following a withdrawal under Clauses 5.4 or 13), the Party having the obligation to transfer shall hold such interest and/or such shares in the Company in trust for the Party entitled to receive the benefit of that transfer and shall not deal with such interest or cast votes in respect of or otherwise deal with such shares except in accordance with the directions of that Party.

7	MANAGEMENT OF JOINT VENTURE

7.1	Articles of Association

(a)
To the extent permitted by law, the rights and obligations of the Parties set out in this Agreement and in particular in this Clause 7 govern the rights and obligations of the Parties as Shareholders in respect of the management and operation of the Company and the voting and other entitlements of the Shareholders, and to the extent necessary, the parties agree to amend the articles of association of the Company as soon as practicable in order to overcome any inconsistency with this Agreement and so as to give effect to the intention of the Parties as expressed herein.

(b)
If anything in the articles of association precludes, prevents or limits the operation of this Clause 7 or any other material provision of this Agreement, the Parties must, as soon as reasonably practicable take all necessary steps to effect amendment to the articles of association to overcome such impediment.

7.2	Management of Enterprise during the Earn-in Period

(a)
During the Earn-in Period, and thereafter for as long as the Shareholding Interest of Aurum exceeds a 50% Shareholding Interest in the Enterprise and Aurum is not in material default under this Agreement, Aurum shall be the Manager of the Enterprise and the Company shall nominate and appoint or procure the nomination or appointment of Aurum as Operator under the Century JVA.

(b)
The nature, timing and conduct of all Enterprise activities during the Earn-in Period shall, subject to clause 7.10, be at the sole discretion of Aurum as Manager, provided that Aurum acts at all times in accordance with good and accepted Exploration practices, complies with the terms and conditions of the MREA and with all relevant Lao laws and complies with the obligations of the Operator under the Century JVA.

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(c)
Notwithstanding any other provision of this Clause 7, during the Earn-in Period the board of management established under Clause 7.3 shall operate as a technical consultation committee only and shall not have the powers referred to in Clause 7.3(a) (appointment of the manager) or Clause 7.3(c) (setting of programs and budgets) and shall have no decision making powers other than in respect of a decision requiring unanimous consent of the Parties under Clause 7.10 and for that purpose, during the Earn-in Period, all references to voting or voting powers in the succeeding paragraphs of this Clause 7 shall be read and construed subject to the following paragraph (d).

(d)
Except in respect of decisions requiring unanimous consent of the Parties under Clause 7.10, Argonaut Holdings must, during the Earn-in Period, exercise voting rights attaching to its Shares in accordance with the any direction of Aurum (provided such direction is given in a valid exercise of Aurum’s rights and powers set out in this Agreement) and, if Argonaut Holdings fails or refuses to do so, it hereby irrevocably appoints Aurum as its attorney to do all things and exercise all rights of Argonaut Holdings in order to give effect to this Clause.

7.3	Management of the Enterprise

(a)	The Enterprise shall have a board of management (“Board”) which shall appoint the Manager.

(b)	The Board shall have management and control of the Company’s activities and all other matters affecting the Company.

(c)	The Board shall set programs and budgets and the Manager shall be subject to the overall control and direction of the Board.

7.4	Management Board

(a)	Each of Argonaut Holdings and Aurum shall have one member on the Board, which member may appoint an alternate to attend and vote in his or her place.

(b)	Each Party shall have a vote on the Board, proportionate to its respective Shareholding Interest. Decisions of the Board shall be made by simple majority vote in Shareholding Interests.

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(c)
Any Party may convene a meeting of the Board on 14 days notice to the other Parties. The notice to the other Parties shall contain details of the matters to be dealt with at the meeting and contain sufficient information for the Manager to provide the information required by clause 7.5(a).

(d)	The Manager shall have the right to appoint a representative to attend and vote on behalf of the Company at meetings of the Century JVA Committee.

7.5	Other Provisions relating to operation of the Management Board

(a)
At least 7 days prior to a scheduled Board meeting, the Manager shall issue to each  Party an agenda setting out the matters proposed to be dealt with at that meeting together with all information relating to the matters to be considered at that meeting not already in the possession of the Parties.

(b)
A Party shall be entitled to add matters to such agenda by giving reasonable notice (being at least 2 days prior to the meeting) to the Manager and to the other Parties together with all relevant information relating to such matters to be considered at that meeting not already in the possession of the Parties.

(c)
A matter not listed on the agenda or in respect of which notice has not been given in accordance with the preceding paragraph shall not be considered at the meeting unless all the Parties otherwise agree.

(d)
A Party entitled to be, but not, represented at a meeting nevertheless may vote on any matter on the agenda by notifying the Manager prior to the meeting of its vote on such matter or by appointing a representative or alternate representative of another Party to cast its vote in relation to that matter.

(e)	The Board shall meet whenever requested by the Manager or any other Party giving not less than 14 days notice thereof.

(f)	Meetings of the Board shall be held in Vientiane unless otherwise agreed by the Parties.

(g)	Notwithstanding the preceding sub-clause, such meetings may take place by telephone or video conference call, or a Party, through representatives, may participate both in person and telephonically.

(h)	Unless the Parties otherwise unanimously agree, the Board shall meet not less often than twice each calendar year.

(i)
Minutes of each meeting of the Board and the results of all questions put to a vote shall be prepared by the Manager and distributed to all Parties within 21 days of the conclusion of each meeting and shall be deemed approved unless within 21 days of receipt of such results a Party gives notice to the other Parties of its disapproval thereof.

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(j)	Such minutes shall be signed by the Manager by way of confirmation of their accuracy at the next occurring Board meeting.

(k)
A proposal may be submitted to all Parties by notice in writing and may be considered and voted upon without the necessity of holding a Board meeting. Each Party shall communicate its vote in writing on the proposal submitted to the Manager and the Parties within the period stipulated in the notice (being not less than 7 days or more than 30 days).

(l)	The Manager shall keep a written record of each such vote and shall notify the Parties promptly of the result of such vote.

7.6	Manager

(a)	The Manager shall have day-to-day management and control of all Enterprise activities.

(b)
The Company authorises the Manager to undertake all Enterprise activities and all activities properly within the power of the Operator under the Century JVA and unless inconsistent with the Century JVA such powers shall include the power to:

(i)	manage and supervise the construction, development, maintenance and operation of all facilities;

(ii)	have exclusive control of Enterprise property and exclusive conduct of Enterprise activities;

(iii)
do such things as may be reasonably necessary to comply with the MREA and to keep it in good standing, including making application for extensions, renewals or suspension of obligations under the MREA;

(iv)	engage, supervise and control independent contractors;

(v)	employ all personnel associated with Enterprise activities as its employees;

(vi)	engage, outside experts and consultants for technical and professional services;

(vii)	prepare and file all reports required by the Government;

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(viii)
carry adequate insurance protecting Enterprise property and the Parties against third party liability and such other insurance as is deemed necessary by the Manager having regard to the best interests of the Parties;

(ix)	pay lease rentals and other charges, royalties, rates and taxes in connection with Enterprise activities;

(x)	acquire additional mining Tenements or other rights which are considered by the Board to be necessary or desirable for the Enterprise;

(xi)	negotiate on behalf of the Parties with the Department or any relevant Government ministry or authority whose actions or decision might affect the Enterprise;

(xii)
exercise the same powers as are set out in paragraphs (i) to (xi) above, in relation to Century JVA Property and Century JVA activities such powers to be exercised for and on behalf of the Company in its capacity as a participant of the Century JVA.

(c)
The Manager shall not be liable to any Party for any losses sustained or liability incurred by the Company PROVIDED that for so long as Aurum is sole funding Exploration it shall be liable to indemnify the Manager in respect of the same but thereafter each Party shall be liable to indemnify the Manager in proportion to its respective Shareholding Interest in respect of the same, except where any such loss or liability arises by reason of the Manager's wilful misconduct.

7.7	Appointment and Removal of Manager

(a)	The Manager may resign on 60 days' written notice to the Parties.

(b)	The Manager may be removed by a resolution of the Board or by order of a Court of competent jurisdiction if it commits gross negligence or wilful misconduct.

(c)
Upon retirement or removal of the Manager, the Parties shall appoint a manager by agreement between them, or, in default of agreement, by resolution of the Board (provided that at a meeting convened for the purposes of such resolution, the Party appointing the Manager who has been removed under Clause 7.7(b) shall not be entitled to vote) and such replacement manager shall also act as Operator under the Century JVA.

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7.8	Obligations of Manager

(a)
The Manager shall carry out Enterprise activities (and exercise its powers as Operator under the Century JVA) in accordance with good exploration, mining and industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws and regulations.

(b)	The Manager shall promptly carry out the instructions and directions of the Board.

(c)
The Manager shall maintain complete and accurate books, records and accounts of all transactions relating to the Enterprise (and its activities as Operator under the Century JVA) and shall provide audited accounts of:

(i)	the Enterprise; and

(ii)	the Century JVA,

to each of the Parties annually the costs of which shall be an Enterprise cost.

7.9	Programs and Budgets

After Aurum has met the Earn-in Expenditure:

(a)	the Manager shall carry out the Enterprise activities (and Century JV Activities as Operator under the Century JVA) in accordance with programs and budgets approved by the Board;

(b)	the Manager may not exceed an approved budget by more than 10% without the prior consent of the Board, except in relation to emergency expenditure;

(c)	programs and budgets shall be for periods of six calendar months or such other period as may be approved by the Board.

7.10	Decisions requiring Unanimous Consent

The Parties acknowledge and agree that decisions of the Board relating to the following matters require a unanimous resolution of the Parties:

(a)	the area of any Mining Enterprise to be excised from the Tenement following a Decision to Mine;

(b)	the application for any new tenement by or in the name of the Company or of Argonaut Laos;

(c)	relinquishment of any area of the Tenement; and

(d)	amendment of the Century JVA as contemplated under Clause 11.2.

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8	FUNDING AFTER THE EARN-IN PERIOD

After Aurum has met the Earn-in Expenditure:

8.1	Enterprise Costs

(a)	the Manager shall, within 30 days after the end of each month, issue to each Contributing Party a cash call for its share of Enterprise Costs paid or incurred during the preceding month;

(b)	the Manager may, not more than 30 days prior to the commencement of any month, issue cash calls for estimated costs which the Manager anticipates will be incurred during that month;

(c)	all cash calls shall be paid within 30 days of the call being made.

8.2	Default

(a)	A Contributing Party that does not pay a cash call on the due date shall pay interest thereon at a rate equal to 2% above the ANZ Banking Corporation indicator lending rate from time to time.

(b)
If default continues for more than 5 Business Days but less than 60 Business Days, a non-defaulting Contributing Party may elect to dilute the Shareholding Interest of the defaulting Contributing Party in accordance with the dilution formula set out below. If the default continues for more than 60 Business Days, the Shareholding Interest of the defaulting Party is reduced at the rate of 150% in respect of that program and budget.

(c)	The Manager shall be entitled, but not obliged, to recover moneys owing by a defaulting Contributing Party in any court of competent jurisdiction, but on such recovery, dilution shall not occur.

8.3	Voluntary Dilution

(a)
Within 14 days after approval by the Board of a program and budget, any Contributing Party may elect not to contribute to the program and budget and thereby to dilute its Shareholding Interest in accordance with the dilution formula set out below.

(b)	If a Contributing Party makes such an election, the non-diluting Contributing Party may amend the approved program and budget to take account of the non-contribution.

(c)
The election to dilute in respect of any one or more program and budget does not preclude a Party from electing to contribute to any other program and budget (unless its interest has diluted below the minimum Shareholding Interest and it is thereby deemed to have withdrawn from the Enterprise).

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8.4	Dilution Formula

(a)	The Shareholding Interest of a Contributing Party whose interest is to be diluted shall be diluted and recalculated from time to time in accordance with the following formula:

New participating interest =	A	X 100
A+B

A is the sum of the deemed and actual Enterprise Costs contributed by the Reducing Party;

B is the sum of the deemed and actual Enterprise Costs contributed by the Non-Reducing Party.

(b)	For the purposes of the formula, expenditures of the Contributing Parties shall be as at the end of the Earn-in Period:

(i)	Aurum $6,500,000 (deemed and actual) (representing 72.86% of total deemed and actual expenditure);

(ii)	Argonaut Holdings $2,421,219 (deemed and actual) (representing 27.14% of total deemed and actual expenditure).

8.5	Dilution below fixed percentage

If the Shareholding Interest of a Contributing Party is diluted below 5% it shall be deemed to have elected to convert its Shareholding Interest to the Net Smelter Royalty.

8.6	Change in Shareholding on Dilution or Withdrawal

Where a Party’s Shareholding Interest is diluted under Clause 8.4 or converted to a Net Smelter Royalty under Clause 8.5, the Party whose Shareholding Interest is so diluted or converted shall promptly sign all such documents and do all such things as may be necessary on its part to relinquish to the other Party (whether by cancellation or transfer of Shares) so much of its Shareholding Interest as is diluted or converted and until such adjustment of the Shareholding Interests is effected shall hold its interest in the relevant portion of its Shareholding Interest on trust for and exercise attaching voting rights in accordance with the direction of the other Party.

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9	FEASIBILITY STUDY AND MINING

9.1	Decision to Mine under the Century JVA

A Decision to Mine may only be made pursuant to the Century JVA.

9.2	Mining Joint Venture Vehicle

If a Party:

(a)	has voted against the Company supporting a Decision to Mine; or

(b)	has otherwise indicated to the Company prior to the Decision to Mine that it does not wish, or is unable, to participate in a mining operation to be established under the Century JVA; and

(c)
after the Decision to Mine, it is intended that the Century JVA will continue to govern the Century JVA Parties interests in respect of exploration on that part of the Tenement which does not form part of the mining joint venture, then the Parties shall as soon as practicable after the Decision to Mine has been made, meet and discuss options for incorporating a special purpose mining joint venture company to hold the mining joint venture interest on behalf of that Party or those parties who elect to contribute to the mining operations.

10	INFORMATION, REPORTS AND CONFIDENTIALITY

10.1	Reporting

(a)
The Manager shall forward to the Parties quarterly reports of Exploration results and activities. The information provided by the Manager shall be sufficient for the Parties to meet their obligations of disclosure under the rules of any stock exchange or regulatory body having jurisdiction over such Party or its ultimate holding company.

(b)	The Manager shall immediately report to the other Party any drilling result of significance and any other material matters.

10.2	Inspection of Mining Information

Each Party shall be entitled to have access to all Mining Information held by the Manager upon the giving of reasonable notice, provided that this may not unreasonably interfere with the activities of the Manager.

10.3	Parties may view Manager's Activities

A Party not being the Manager shall upon reasonable notice to the Manager have the right to enter upon the Tenement at its own cost and risk for the purpose of viewing the Manager's activities, provided that this may not unreasonably interfere with the Manager's activities. A Party may not give notice more than once in any 6 month period.

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10.4	Passing on Notices

Each Party shall promptly pass to the other Party any material notice or communication from the Department or any other Government authority in any way affecting the Tenements or the Enterprise.

11	INTERACTION WITH CENTURY JVA

11.1	Negotiations with LIMO and XAYA

(a)
Aurum has been in active negotiation with LIMO and XAYA in relation to the potential acquisition by Aurum of the participating interests of LIMO or XAYA or both under the Century JVA but has not at the date of this Agreement been able to reach agreement on the terms of such acquisition.

(b)	Aurum intends to continue negotiation of such acquisition and Argonaut Holdings has agreed to assist Aurum in those negotiations to the extent requested by Aurum.

11.2	Amendment of Century JVA

(a)	The Parties agree that it would be desirable to terminate the Century JVA and replace it with terms and conditions more acceptable to the Parties.

(b)	If Aurum:

(i)	acquires the participating interests of LIMO and or XAYA; and/or

(ii)	is able to obtain the consent of those entities which remain parties to the Century JVA to vary the terms of the Century JVA in a manner acceptable to the Parties the Parties agree that they shall each promptly negotiate with each other in good faith with a view to agreeing amendments to the terms and conditions of the Century JVA and any consequential amendments to this Agreement which may be necessitated thereby.

(c)
The Parties agree that the draft option and joint venture agreement circulated between the Parties dated 4 November 2010 shall form the basis for any negotiation of amended terms of this Agreement and/or the Century JVA under Clause 11.2(b).

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11.3	Clarification of historical issues

(a)	Argonaut Holdings has advised Aurum that there are a number of inaccuracies, inconsistencies and errors in documentation evidencing the status of the Company, the Century JVA and/or the MREA.

(b)	Argonaut Holdings has undertaken, to the extent reasonably practicable, to seek to rectify these errors and/or to obtain clarifying documentation from the Lao Government to the effect that:

(i)	the Company is the Argonaut entity which is, or should be:

(1)	the 70% shareholder in Argonaut Laos under its articles of association;

(2)	properly named in the foreign investment licence of Argonaut Laos;

(3)	properly named as a party to the MREA;

(ii)	XAYA is a 10% shareholder in Argonaut Laos;

(iii)	LIMO is a 20% shareholder in Argonaut Laos and holds a 30% participating interest under the Century JVA (in its own right as to 20% and on behalf of XAYA as to 10%).

(c)
Argonaut Holdings hereby covenants and agrees with Aurum that it shall not, to the detriment of Aurum, seek to rely on any legal or equitable argument that the rights and obligations of the Company are otherwise than as set out in paragraph (b) above.

(d)
Argonaut Holdings hereby indemnifies and agrees to keep Aurum fully and effectually indemnified against any loss or harm suffered or incurred by Aurum arising out of any defect in title which may be claimed in reliance on those ambiguities and or inaccuracies in the Lao Government documentation relating to the Tenement which are known to and have been disclosed by Argonaut Holdings as at the date of this Agreement.

12	CONFIDENTIALITY

12.1	Confidential Information

In this Part, "Confidential Information" means all Mining Information and other information relevant to the Tenements or the terms of this Agreement and which is not in the public domain.

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12.2	Confidentiality

Except as otherwise permitted under this Clause 12, each Party shall keep all Confidential Information strictly confidential.

12.3	Permitted Disclosures

A Party may disclose Confidential Information in the following circumstances:

(a)
A Party shall be entitled to disclose Confidential Information to any Related Body Corporate which agrees with the disclosing Party to be bound by the confidentiality obligations of the disclosing Party.

(b)
A Party shall be entitled to make such disclosures as are required by law or by the rules of any Stock Exchange or regulatory agency having jurisdiction over such Party or its ultimate holding company.

(c)
A Party shall be entitled to disclose confidential information to any of the undermentioned persons whose legitimate interests reasonably require disclosure and who have first agreed in writing with the disclosing Party to be bound by the confidentiality obligations of the disclosing Party:

(i)	any financier or prospective financier;

(ii)	any professional adviser;

(iii)	any assignee or prospective assignee.

12.4	Public Announcements

Each Party shall consult with each other Party as to the terms of any proposed public announcement relating to the Tenements or the Enterprise, before making the announcement, and the Parties shall use all reasonable endeavours to agree in advance the terms of public announcements.

13	WITHDRAWALS

13.1	Withdrawals General

(a)	Unless in material default under this Agreement, a Party may withdraw from the Company at any time on giving not less than 30 days' written notice to the other Parties and subject to this Clause 13.

(b)	A withdrawing Party must, prior to being released from its obligations hereunder, have met its expenditure commitments (if any) pro-rata to the date of such withdrawal.

13.2	Withdrawal by Argonaut Holdings

(a)
Upon withdrawal, Argonaut Holding’s rights, entitlements and obligations under this Agreement shall cease and it shall assign to Aurum all its Shares and shall have no further interest in the Company PROVIDED that Argonaut Holdings shall not be released from any liability arising from any breach by it of this Agreement occurring prior to the date of its withdrawal.

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(b)	Upon withdrawal, Argonaut Holdings must forthwith:

(i)	transfer its Shareholding Interest in the Company and its Shares to Aurum for no consideration; and

(ii)	procure the resignation of any nominee director which it has appointed to the board of the Company and/or Argonaut Laos.

13.3	Withdrawal by Aurum

If Aurum withdraws from the Company under Clause 13.1, or is deemed to have withdrawn under Clause 8.5, Aurum must forthwith:

(a)	transfer any and all Shares held by it in the Company and the Shareholding Interest represented by those Shares to Argonaut Holdings for no consideration; and

(b)	procure the resignation of any nominee director which it has appointed to the board of the Company;

13.4	Withdrawing Manager

If the withdrawing Party is also the Manager, the Manager must deliver to the continuing Contributing Party all Mining Information derived by it in relation to the Tenement, to the extent it has not already been provided and must do all such things as may be reasonably necessary to transfer or assign custody and control of the Century JVA Property to the Company and/or the continuing Contributing Party as directed.

14	WARRANTIES

14.1	Argonaut Holdings Warranties

Argonaut Holdings hereby warrants that as at the Commencement Date:

(a)	Argonaut Holdings is the registered holder and beneficial owner of a 100% interest in the Shares of the Company;

(b)	Argonaut Holdings has full right, title and authority to grant to Aurum the Shareholding Interest and the Shares that Aurum may acquire under this Agreement;

14.2	Mining Information

The Company warrants to Aurum that all Mining Information in the possession or under the control of Argonaut Holdings or of Argonaut Laos relating to Minerals has been delivered to Aurum.  Aurum acknowledges and agrees with Argonaut Holdings that it shall rely entirely on its own judgment in assessing the Mining Information disclosed by Argonaut Holdings to Aurum.

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15	ENVIRONMENTAL

15.1	Argonaut Holdings Warranties

(a)
Argonaut Holdings hereby warrants that as at the Commencement Date it is not aware of any contamination or environmental claim affecting the Tenement which would require remediation or clean up in or around the Tenement or contribution to the costs of doing so.

(b)
Argonaut Holdings hereby indemnifies and agrees to keep Aurum fully and effectually indemnified against any loss or harm suffered or incurred by Aurum arising out of any environmental claim or contamination affecting the Tenement attributable to an event prior to the Commencement Date and/or any breach of the warranty given in Clause 15.1(a).

16	ASSIGNMENT OF SHAREHOLDING INTEREST

16.1	Definitions

Meaning of "Assign": In this Clause 16, to "Assign" an interest means to sell, assign or otherwise dispose of the whole or a part of that interest but does not include an indirect assignment of that interest by way of merger, takeover, scheme of arrangement or other restructuring of the assets of a Party or its ultimate holding company.

16.2	Pre-emptive Rights

(a)	A Party (“Offeror”) may not Assign its Shareholding Interest under this Agreement without first offering that interest in writing (“Offer Notice”) to the other Contributing Parties (“Offeree”).

(b)
The Offer Notice shall set out the terms and conditions of the offer to Assign the Shareholding Interest in sufficient detail for the Offeree to assess the offer and in particular shall set out the consideration for the Assignment in cash or cash equivalent terms.

(c)
If the Offeree does not accept the offer within twenty eight (28) days after receipt of the Offer Notice, then the Offeror may, at any time during the three (3) month period after the expiration of that 28 days, sell the Shareholding Interest to a third party, on terms no more favourable to such third party than those offered to the Offeree under the Offer Notice.

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(d)
Any proposed assignee shall be subject to the approval of the non-assigning Parties which approval shall not be unreasonably withheld. A non-assigning Party may make it a condition of its consent to the Assignment that the assigning Party provides substantiation to the reasonable satisfaction of the non-assigning Parties of the financial and/or technical capacity of the proposed assignee to meet the obligations of the assigning Party to the extent of such Assignment.

16.3	Assignments to a Related Body Corporate

A Party may Assign its Shareholding Interest Enterprise to a Related Body Corporate, provided that if the assignee ceases to be a Related Body Corporate of the assignor, it shall Assign the Shareholding Interest back to the assignor.  The assignor shall remain liable for the performance by the Related Body Corporate of its obligations under this Agreement.

16.4	Deed of Covenant

A Party shall not Assign its Shareholding Interest unless the proposed assignee first enters into a binding deed of covenant with the non-assigning Parties agreeing to be bound by the terms and conditions of this Agreement relevant to the assigned Shareholding Interest as if expressly named in this Agreement as the assigning Party.

17	DISPUTE RESOLUTION

17.1	Procedures to settle dispute

(a)	If there is a dispute between the Parties relating to or arising out of this Agreement, the Parties must use reasonable endeavours acting in good faith to settle the dispute as soon as practicable.

(b)	The procedure that is to be followed to settle a dispute arising under this Agreement is:

(i)	first, negotiation of the dispute under Clause 17.2;

(ii)	then if necessary, determination of the dispute under Clause 17.3.

17.2	Negotiation

If there is a dispute between the Parties relating to or arising out of this Agreement, then within 7 days of a Party notifying the others of a dispute (“Dispute Notice”), senior representatives from each of the disputing Parties must meet and use reasonable endeavours acting in good faith to resolve the dispute through joint discussion.

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17.3	Arbitration

(a)
If the dispute relating to or arising out of this Agreement is not settled under Clause 17.2 within one (1) month of receipt of a Dispute Notice under the Clause, any disputing Party may terminate the negotiation process by written notice.  The giving of such notice by a Party will, for the purposes of this Agreement, refer the dispute to be determined by arbitration under this Clause 17.3.

(b)
The arbitrator shall be chosen by the disputing Parties, but in the absence of an agreement by the disputing Parties as to the arbitrator within 7 days of the notice referring the matter to arbitration, the arbitrator shall be:

(i)	in the first instance, a person appointed by the president of and being a member of the Australasian Institute of Mining and Metallurgy (“AUSIMM”); or

(ii)	in the event that the AUSIMM is unwilling or unable to appoint an arbitrator, such person as is appointed by the President of the Law Society of New South Wales acting on the request of either party.

(c)	The arbitration will be conducted in accordance with the Commercial Arbitration Act of New South Wales except that:

(iii)	the arbitrator must observe the rules of natural justice but is not required to observe the rules of evidence;

(iv)	a Party may appoint a person, including a legally qualified person, to represent it or assist it in the arbitration;

(v)	the arbitrator must include in the arbitration award the findings on material questions of law and fact, including references to evidence on which the findings of fact were based; and

(vi)	the Parties consent to an appeal to the Courts of New South Wales on any questions of law arising in the court of arbitration or out of the arbitration award.

17.4	Injunctive Relief

Nothing in this Clause 17 prohibits a Party from seeking and obtaining appropriate injunctive or declarative relief.

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18	FORCE MAJEURE

18.1	Suspension of Obligations

The obligations of a Party are suspended during the time and to the extent that a Party is prevented from or delayed in complying with its obligations for reasons of Force Majeure.

18.2	Obligations of a Party

If a Party is unable to perform its obligations due to Force Majeure it will:

(a)	as soon as possible after being affected, give to the other Parties full particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed; and

(b)
promptly and diligently take all reasonable and appropriate action to enable it to perform the obligations prevented or delayed by Force Majeure, except that a Party is not obliged to settle a strike, lockout or other industrial dispute.

18.3	“Force Majeure”

In this Clause 18 “Force Majeure” means a circumstance beyond the reasonable control of a Party which occurs without the negligence of that Party and includes accident, storm, flood, fire, earthquake, explosion, peril of navigation, hostility, war (declared or undeclared), insurrection, sabotage, acts or threatened acts of terrorism, executive or administrative order or act of either general or particular application of any government prohibition or restriction by domestic or foreign laws, regulations or policies, quarantine or customs restrictions, strike, lockout or industrial dispute, breakdown or damage to or confiscation of property, presence or potential presences of unexploded ordinance, delays in obtaining land access.  The insufficiency of funds does not constitute Force Majeure.

19	GENERAL

19.1	Obligations personal:

Each Party is individually responsible only for its own obligations under this Agreement and except as expressly provided in this Agreement has no obligation or liability with respect to the obligations of any other Party.

19.2	No partnership:

Nothing in this Agreement is deemed to create or constitute a partnership between the Parties under the partnership laws of Australia or any of its states and territories and except as expressly provided in this Agreement no Party may act, nor does any Party have express or implied authority to act for or in any way bind or commit another Party to any obligation.

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19.3	Just and faithful:

Each Party covenants and agrees with each other Party to be just and faithful in dealings with each other in all matters arising out of or connected with this Agreement.

19.4	No responsibility for tax:

No Party is responsible for any other Party’s obligations under the income tax laws of Australia, or of any other applicable jurisdiction.

19.5	Entire Agreement:

This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and supersedes all correspondence, negotiations and other communications between the Parties in relation to the subject matter of this Agreement.

19.6	Amendment:

This Agreement may only be amended in writing signed by the Parties and not in any other manner.

19.7	Counterparts and multiple originals:

(a)	This Agreement may be signed simultaneously or seriatim in any number of counterparts with the same effect as if the signatures were on the same instrument.

(b)	Any single counterpart executed by a Party will constitute a full and original Agreement for all purposes.

(c)	A facsimile copy of this Agreement executed by a Party shall be treated for all purposes as a valid execution by that Party of this Agreement.

19.8	Waiver:

The failure by any Party at any time to enforce any of its powers, remedies or rights under this Agreement will not constitute a waiver of those powers, remedies or rights or affect the Party’s rights to enforce those powers, remedies or rights at any time.  Any single or partial exercise of any power, remedy or right does not preclude any other or further exercise of it or the exercise of any other power, remedy or right under this agreement.

19.9	Severance:

If any provision of this Agreement is prohibited, invalid or unenforceable in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of the prohibition, invalidity or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

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19.10	Governing Law:

This Agreement is governed by the law in force in New South Wales and the Parties submit to the non-exclusive jurisdiction of the courts of that State and all courts competent to hear appeals from the courts of that State in respect of all proceedings arising in connection with this Agreement.

19.11	Contra proferentem excluded

No term or condition of this Agreement will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Agreement or that provision.

19.12	Service of Process:

Any notice which a Party desires to give or which under this Agreement is required to be given, may be signed by that Party or on behalf of that Party by a director or the secretary, manager or solicitor of that Party and may be served on another Party by handing it to that Party personally or by sending it pre-paid post or facsimile transmission to the other Party at that Party’s address as first appearing in this Agreement or at such other address as is notified by that Party in writing from time to time.

19.13	Deemed Notice

A Notice is deemed to have been served:

(a)	in the case of personal service upon handing the notice to the other Party;

(b)	in the case of service by prepaid post, on the second Business Day following the day on which it was posted; and

(c)
in the case of service of facsimile transmission if transmitted on a Business Day, upon the issue of a notice from the sending transmitter that the transmission has been satisfactorily completed but if transmission is effected after 5.00 p.m, recipient’s time on a particular day it will be deemed served at 9.00 a.m, recipient’s time on the next Business Day. A Party may by notice to the other Party specify an address for the service of process. Otherwise the Parties agrees that any process to be served on it in respect of any matter arising out of this Agreement may be served by delivery to its registered office or at its address specified in this Agreement or as subsequently notified by a party in writing.

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19.14	Address for Service of Notices

For: Argonaut Holdings, the Company and Argonaut Laos	Argonaut Resources Ltd Level 5, 33 Lane Xang Ave Vientiane, Lao PDR Fax: +856 21 240 281 Email: lowler@argonautresources.com.au

For: AURUM	Company Secretary Level 8, 580 St Kilda Road Melbourne Vic 3004 Australia By post PO Box 6315 St Kilda Road Central Melbourne Vic 8008 Australia Fax: +61 3 8532 2805 Email: info@axisc.com.au

19.15	Further assurance:

Each Party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers all deeds, documents, instruments and acts reasonably required of it or them by notice from another Party effectively to carry out and give full effect to this Agreement and the rights and obligations of the Parties under it, both before and after the Commencement Date.

19.16	Costs:

Each Party shall bear and be responsible for its own costs in connection with the preparation, execution, and completion of this Agreement.

19.17	Registration and Notarisation and Language:

(a)	Aurum shall pay any Government duty, registration and consent costs associated with completion of this Agreement.

(b)	This Agreement is written in English. If a Lao language version of this Agreement is produced for any purpose, the English language version prevails to the extent of any inconsistency.

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EXECUTED as an Agreement on the day and date first appearing herein.

EXECUTED by ARGONAUT RESOURCES OVERSEAS INVESTMENT LTD in accordance with its constituting documents in the presence of	) ) )
……………………………………
Director
……………………………………
Director / Secretary

EXECUTED by ARGONAUT OVERSEAS INVESTMENT LTD in accordance with its constituting documents in the presence of	) ) )
……………………………………
Director
……………………………………
Director / Secretary

EXECUTED by ARGONAUT RESOURCES (LAOS) CO. LTD in accordance with its constituting documents in the presence of	) ) )
……………………………………
Director
……………………………………
Director / Secretary

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EXECUTED by AURUM RESOURCES PTY LTD in accordance with its constituting documents in the presence of	) ) )
……………………………………
Director
……………………………………
Director / Secretary

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SCHEDULE 1 – MAP AND DESCRIPTION OF TENEMENT

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SCHEDULE 2 – NET SMELTER ROYALTY

If a Party’s Shareholding Interest dilutes to below 5% and it is thereby deemed to have converted its Shareholding Interest to the Net Smelter Royalty then the provisions of this Schedule 2 shall govern calculation and payment of the Royalty and subsequent dealings between the Parties.

1	Interpretation:

In this Schedule the terms which are defined in the Agreement shall have the same defined meanings in this Schedule and the following words, phrases and expressions shall have the following meanings:

1.1
"Commercial Operations" means the mining and treating of ore from within a Mining Area by Argonaut Laos with a view to the taking and disposing of the eventual product. The mining and treating of ore for the primary purposes of testing the ore to determine the metallurgical process to be used shall not be deemed Commercial Operations.

1.2	"Commencement of Commercial Operations" means the date on which Commercial Operations begin. Argonaut Laos shall notify the Royalty Holder of the date of Commencement of Commercial Operations.

1.3
"Net Smelter Value" means the actual proceeds from the sale of Minerals from the Mining Area (determined on the basis of the weighted average price paid by purchasers not affiliated with Argonaut Laos, or if there are no such sales, the weighted average price which an arm's length purchaser would have had to pay a competitive supplier at the time of sale for the same quantity and quality of Mineral) less taxes, levies and royalties payable to the Government and all cost incurred in the transportation from the Mining Area to point of sale, and all costs of smelting or other processing or treatment, including but not limited to processing or treatment carried out on the Mining Area.

1.4	“Royalty Holder” means the party entitled to receive the Royalty pursuant to its conversion under Clause 8.5.

2	Calculation and Payment of Royalty

2.1	The Royalty is payable by Argonaut Laos to the Royalty Holder as from the Commencement of Commercial Operations;

2.2
The Royalty shall be calculated on the basis of the Net Smelter Value of Mineral produced and sold from the Mining Area in each 6 month period ending 30 June and 31 December and shall be payable to the Royalty Holder within 28 days after the end of each such period.

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3	Interest

Royalty payments not made within the time allowed under this Schedule shall bear interest from the expiration of that time until the time of payment at the rate of A + 5% per annum where "A" is the Australia and New Zealand Banking Group Limited Reference Rate of Interest from time to time.

4	Application of the Net Smelter Royalty and Assignment

4.1	The Royalty attaches to the Tenement and to any Mining Area granted during the currency of the Tenement.

4.2
Argonaut Laos may freely Assign its interest in the Tenement or any part thereof or in a Mining Area or any part thereof PROVIDED only that such Assignment shall be made subject to the Royalty and conditional upon the assignee entering into a Deed of Covenant agreeing to be bound by the provisions of this Schedule and any relevant provisions of this Agreement.

4.3
The Royalty Holder may freely Assign its interest in the Royalty PROVIDED that such Assignment shall be conditional upon the assignee entering into a Deed of Covenant agreeing to be bound by the provisions of this Schedule and the relevant provisions of this Agreement.

4.4	Entitlement to the Royalty shall lapse in respect of so much of the Tenement as is surrendered or relinquished by Argonaut Laos from the date of such surrender or relinquishment.

4.5	Entitlement to the Royalty shall lapse in respect of so much of a Mining Area as is surrendered or relinquished by Argonaut Laos from the date of such surrender or relinquishment.

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ANNEXURE A – CENTURY JVA

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CENTURY THRUST JOINT VENTURE AGREEMENT

THIS CENTURY THRUST JOINT VENTURE AGREEMENT is made on 8th September 2004 between:

GLOBAL GROUP ALLIANCES LIMITED, a British Virgin Island Corporation of C/- Tzovaras Legal, 139 Macquarie Street, Sydney NSW 2000, Australia (“GGA”); and

ARGONAUT RESOURCES OVERSEAS INVESTMENTS LIMITED - a company incorporated in the British Virgin Islands, registration number 23797, c/- Baker Tilley, Level 12, China Merchants Tower, Shun Tak Centre, 168 Connaught Road, Central Hong Kong, (“ARO”)

each being individually referred to as Participant and collectively being referred to as Participants.

RECITALS

A.
GGA is currently in the process of incorporating a company in the British Virgin Islands on behalf of future shareholders of that company which is to be called Lao Inter Mining Options Limited (“LIMO”).

B.
The said shareholders of LIMO have carried on business as consultants in the Lao P.D.R. for the procurement of contracts to foreign companies and, after its incorporation, LIMO will continue to carry on that business in so far as it relates to the subject matter of this Agreement.

C.
GGA is acting on behalf of the future shareholders of LIMO and enters into this Agreement as their agent. It is intended that upon its incorporation, LIMO will, pursuant to a novation agreement, be substituted for GGA as a party to this Agreement.

D.
In this context, the future principals and shareholders of LIMO and associated parties have been engaged in negotiations with senior officials of the Lao Government for the procurement of a Mining Exploration and Production Agreement (“MEPA”) in relation to the Century Thrust region within the Lao P.D.R. as defined in Schedule A, with a view to entering into the Joint venture intended to be formed pursuant to this Agreement since 31 May 2004.

E.	ARO is a wholly owned subsidiary of Argonaut Resources NL, an Australian public company listed on the Australian Stock Exchange (“Argonaut”), which carries on business as a mining exploration company.

F.
Subject to the issue of a Foreign Investment Licence by the DDFI of the Ministry of Foreign Investment of the Lao P.D.R., a wholly owned subsidiary of ARO will be incorporated under the name Argonaut Resources (Laos) Co. Ltd (“ARL”).

G.
ARL will, through its parent companies, have substantial experience in mining exploration and will be the holder of the MEPA when granted as trustee for the Participants in accordance with the provisions of this joint venture agreement.

H.
GGA for the time being in its own capacity and, in due course, as agent for the LIMO shareholders, and ARO have therefore agreed to enter into this joint venture agreement in relation to the Century Thrust project upon the terms and conditions set out herein.

OPERATIVE PROVISIONS

1.	Definitions

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In this Agreement, including the recitals, the following terms, unless the context otherwise requires, have the following meanings:

“Agreement” means this Agreement including the recitals and schedules hereto;

“DDFI” means the Department for Promotion and Management of Domestic and Foreign Investment;

“Exploration” means all activities aimed at the discovery, location and delineation of minerals on the Tenement and includes bankable feasibility studies, assessments, assays, metallurgical work and drilling, the maintenance and administration of the Tenement and the administration of field offices for the performance of this Agreement;

“Exploration Costs” means all costs, expenses and liabilities incurred in the course of or in connection with Exploration, accounted for in accordance with accepted international accounting standards;

“Exploration and Bankable Feasibility Periods” means the period commencing on the grant of the MEPA and subject to the MEPA and/or prior termination of this Agreement ending on the decision to mine;

“Government” means the Government of Laos, its Ministers, Ministries, Departments, Agencies, Instrumentalities and Regional, Provincial or District Authorities;

“Laos P.D.R.” and “Laos” mean the Lao People’s Democratic Republic;

“Mining Information” means all data, records and information relating to the Tenement;

“Participants” means the parties to this Agreement and their respective successors, nominees and permitted assigns and “Participant” means one of them;

“MEPA” means a Mineral Exploration and Production Agreement, which may be entered into between ARL and the Government pursuant to the application for a mining concession lodged on behalf of ARO;

“Net Profit” means net profit calculated in accordance with international accounting standards or where there is no applicable international accounting standard then in accordance with Australian accounting standards;

“Tenement” means the concession or concessions which are the subject of the MEPA from time to time and includes any other mining title of right to explore or to use land in connection with exploration or mining activities and which becomes subject to this Agreement, and includes also any renewals, extensions, modifications, substitutions or variations thereof and any other mining titles held from time to time by ARL or its nominee in respect to the area of the Tenement or any part thereof, and any interest therein;

“USD” means United States dollars;

2.	Conditions Precedent and Procurement Fee

2.1
This Agreement is subject to and conditional upon GGA procuring award of the MEPA by or on behalf of the Government of the Lao P.D.R. to ARL on terms reasonably acceptable by ARO within 3 months of the date of this Agreement or such longer period that the Participants may agree in writing (“Condition”).

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2.2	GGA must use all reasonable endeavours, and ARO must comply with all reasonable request of GGA, to satisfy the Condition within in the time set out in Clause 2.1.

2.3	If the Condition is not satisfied in accordance with Clause 2.1, ARO may terminate this Agreement by notice in writing to that effect to GGA.

2.4
Unless failure to satisfy the Condition is due to the wilful or gross negligent default of GGA, termination under Clause 2.3 shall not entitle ARO to seek compensation or damages from GGA in respect of such termination and ARO shall pay to GGA any amount owing in accordance with Clause 2.5.

2.5
Whether or not the Condition is satisfied, but subject to Clause 2.4, ARO shall reimburse GGA for out of pocket expenses that may from time to time be incurred in the course of gaining or attempting to gain the MEPA Rights up to but not exceeding the sum of US$10,000.

3.	Formation of Joint Venture

3.1	The Participants hereby enter and constitute themselves into a joint venture for the purpose of exploration and mining pursuant to the MEPA (“Joint Venture”).

3.2
The Participants acknowledge that the Joint Venture is formed only for the purpose described in clause 3.1 and for no other purpose, and agree that the purpose and scope of the Joint Venture will not be varied without the prior written approval of all Participants.

4.	Structure

4.1	The Joint venture shall be unincorporated but shall include a corporate structure, which shall be established and governed in accordance with this Agreement.

4.2
The Participants shall procure that the rights pursuant to MEPA (“MEPA Rights”) are issued to ARL and that ARL holds the MEPA Rights as trustee for the Participants as beneficial owners in the following proportions;

(a)	70% ARO; and

(b)	30% GGA.

4.3	For the purpose of the Joint Venture, the Participants shall procure that ARL be incorporated and that, subject to clause 4.4, ARL’s shareholders and directors be:

(a)	Shareholders: ARO as to 70% and GGA/LIMO as to 30% of the total issued capital; and

(b)	Directors: 2 directors nominated by ARO being G Ellis and L Owler and 1 director nominated by GGA/LIMO being L Laty.

4.4
The Participants acknowledge that it may not be practicable for GGA/LIMO to be allotted its 30% shareholding entitlement in the total issued capital of ARL upon its incorporation, and that such entitlement may not be capable of being formalised until sometime later. In these circumstances and pending GGA/LIMO’s ability to become the registered shareholder of 30% of the total issued capital of ARL:

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(a)	ARO shall be the shareholder of 100% of the total issued capital of ARL on the basis that it shall hold 30% of such issued capital on trust for and for the sole benefit of GGA/LIMO;

(b)
while ARO holds the said 30% as trustee for GGA/LIMO, ARO must exercise all rights and receive all benefits attaching or deriving from such shareholding for the sole benefit and in accordance with all requests and directions given by GGA/LIMO; and

(c)	ARO must transfer 30% of the total issued capital in ARL to GGA/LIMO or as it may otherwise direct as soon as practicable after receiving written notice to that effect from GGA/LIMO.

4.5
ARO must execute all acts, deeds and documents and do all other things necessary and within its power to give full effect or procure that full effect is given to the provisions of clauses 4.1, 4.2, 4.3 and 4.4, and it must not do or omit from doing anything which may have an adverse impact on the objects of clauses 4.1, 4.2, 4.3 and 4.4.

5.	Joint Venture Committee

5.1	Management of Joint Venture

(a)	The Joint Venture shall have a management committee. The Committee shall have management and control of Joint Venture activities and all other matters affecting the Joint Venture.

(b)	The Committee shall set programs and budgets and the Manager shall be subject to the overall control and direction of the Committee.

5.2	Management Committee

(a)	Each Party shall have one member on the Committee.

(b)	Each Party shall have on the committee, proportionate to its respective Participating Interest. Decisions of the Committee shall be made by simple majority vote in Participating Interests.

(c)	Any Party may convene a meeting of the Committee on 14 days notice to the other Party.

5.3	Manager

(a)	The Manager shall have day-to-day management and control of all Joint venture activities. The Manager shall be authorised to:

(i)	manage and supervise the construction, development, maintenance and operation of all Joint Venture facilities;

(ii)	have exclusive control of Joint Venture Property and exclusive conduct of Joint Venture activities;

(iii)	engage, supervise and control independent contractors;

(iv)	employ all labour and other personnel as its employees;

(v)	engage outside experts and consultants for technical and professional services;

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(vi)	prepare and file all required reports;

(vii)
carry adequate insurance protecting Joint Venture Property and the Parties against third party liability and such other insurance as is deemed necessary by the Manager having regard to the best interests of the Parties;

(viii)	pay lease rentals and other charges, royalties, rates and taxes in connection with Joint Venture activities; and

(ix)	acquire additional mining tenements or other rights and which are considered by the Committee to be necessary or desirable for the Joint Venture.

(b)	Each Party appoints the Manager its lawful attorney to do everything necessary to maintain the Tenement in good standing and in full force.

(c)
The Manager shall not be liable to any Party for any losses sustained or liability incurred by the Joint Venture and each Party shall be liable to indemnify the Manager in proportion to its respective Participating Interest in respect of the same, except where any such loss or liability arises by reason of the Manager’s wilful misconduct.

5.4	Appointment and Removal of Manager

(a)
The Party holding a majority Participating Interest shall appoint the Manager of the Joint Venture unless and until that Manager resigns or is removed as Manager in accordance with the provisions below.

(b)	The Manager may resign on 60 days’ notice to the Parties.

(c)	The Manager may be removed by a resolution of the Committee if the Manager commits gross negligence or wilful misconduct.

(d)	Upon retirement or removal of the Manager, the Parties shall appoint a manager by agreement between them, or, in default of agreement, by resolution of the Committee.

5.5	Obligations of Manager

(a)
The Manager shall carry out Joint Venture activities in accordance with good mining and industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws and regulations.

(b)	The Manager shall promptly carry out the instructions and directions of the Committee.

(c)	The Manager shall maintain complete and accurate books, records and accounts of all transactions relating to the Joint Venture, which shall be open for inspection and audit by the Parties.

5.6	Programs and Budgets

(a)	The Manager shall carry out the Joint Venture activities in accordance with programs and budgets approved by the Committee.

(b)	The Manager may not exceed an approved budget by more than 10% without the prior consent of the Committee, except in relation to emergency expenditure.

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6.	Participants’ General Obligations

6.1	The Participants agree that their obligations to each other are fiduciary in nature and that each Participant shall:

(a)	at all times and in all respects act in good faith towards each other party;

(b)	refrain from exercising any undue influence in any dealings with each other party;

(c)	refrain from misusing any property held in a fiduciary capacity;

(d)	refrain from misusing any information derived in confidence from another party;

(e)	refrain from dealing with any property in respect of which the party has derived Confidential Information from another party; and

(f)	refrain from allowing the party’s personal interest to compete with the interest of the other parties.

6.2	A Participant shall not assign, encumber or otherwise deal with the whole or any part of its interest in the Joint Venture except as provided in Clause 11.

7.	Specific Obligations of ARO

Subject always to the termination provisions set out in Clause 10:

7.1
ARO must undertake all field and exploration activities and all other necessary operations and assessments for the purpose of preparing a bankable feasibility study in respect of the exploration and mining production pursuant to and resulting from a negotiated MEPA (“Feasibility Study”) having terms and conditions which are acceptable to ARO, and complete the Feasibility Study within the time allowed under the MEPA.

7.2	ARO must, at all times:

(a)	carry out all exploration activities in accordance with good mining and industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws;

(b)	maintains the tenements the subject of MEPA and MEPA Rights (“Tenements”) in force and good standing and free from any liability to forfeiture or non-renewal under relevant legislation;

(c)	lodges all statutory reports on the Tenements which fall due for lodgement under applicable laws;

(d)	where required in order to maintain ARL’s title over the Tenements, apply for and use its best endeavours to obtain renewals of the Tenements;

(e)	pays all fees, rents, rates and other monies levied or assessed upon the Tenements;

(f)	keep complete and accurate books, records and accounts of all transactions relating the Tenements, which shall be open for inspection by GGA; and

(g)	keep GGA reasonable informed as to its exploration activities and any significant results or findings in relations to the Tenements.

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7.3	ARO must meet and fund with due expedition all costs and expenses of and incidental to:

(a)
all desirable and necessary activities undertaken by the Participants and the respective employees and agents, preparatory and directed to undertaking the Feasibility Study, including without limitation, travel and accommodation expenses, presentation expenses and fees payable to consultants (“Preliminary Expenses”); and

(b)	the preparation, completion and delivery of the Feasibility Study.

7.4
The Preliminary Expenses include expenses incurred by GGA/LIMO in contemplation of this Agreement on and after 31 May 2004, which together with future expenses in relation to procuring the grant of MEPA Rights not exceeding an amount of US$10,000. ARO must pay to GGA/LIMO amounts in respect of Preliminary Expenses incurred by it within 5 days of receiving an invoice from GGA/LIMO but shall have no obligation to pay amounts in respect of Preliminary Expenses incurred in excess of US$10,000.00.

7.5
Within 5 days of the signing by or on behalf of the Government of the Lao P.D.R. and ARL of MEPA on terms and conditions reasonably acceptable to ARO, ARO must pay to GGA/LIMO or its nominee the balance of the agreed procurement fee in the sum of US$180,000 or such amount as may remain outstanding.

7.6	Within 5 days of:

(a)	the grant by or on behalf of the Government of the Lao P.D.R. to ARL, of official mining rights pursuant to MEPA on terms and conditions reasonably acceptable to ARO; and

(b)	successful completion of a bankable feasibility study,

whichever is the later, ARO must pay to GGA/LIMO or its nominee a procurement fee in the sum of US$450,000.

7.7
GGA has represented that companies associated with the LIMO shareholders have the requisite capacity, knowledge and technical expertise to provide equipment and/or services for earthworks associated with proposed Exploration activities on the Tenement. If so requested by GGA, ARO agrees to enter into good faith negotiation to engage such associated companies to provide such services on standard commercial terms and rates.

7.8	ARO must in a timely manner apply all such human and other resources as may be necessary or desirable for the efficient and effective attainment of the objectives of the Joint Venture.

8.	Specific Obligations of GGA

8.1	GGA must use all reasonable endeavours to procure:

(a)	the award of the MEPA Rights by or on behalf of the Government of the Lao P.D.R. for the benefit of the Joint Venture;

(b)	the issue of the official mining rights pursuant to MEPA upon the Participants’ decision to mine; and

(c)	the grant of all approvals, consents, authorities, permits and other licences from or on behalf of the Government of the Lao P.D.R. in a timely manner as required in respect of the Joint Venture.

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8.2
GGA must keep ARO reasonably informed from time to time of its progress and endeavours in procuring the award of a contract pursuant to clause 6.1 so as to enable ARO to plan its resources and budget its financial obligations in respect of the Feasibility Study and, if the Participants make a decision to mine, the mining operations pursuant to the Joint Venture.

9.	Decision to Mine

9.1	ARO may at any time make a decision to mine based on the bankable Feasibility Study by giving notice to GGA/LIMO to that effect.

9.2
As soon as practicable after making a decision to mine, the Participants shall convene a meeting and at such meeting discuss in good faith whether ARL by itself or with the participation of any other entity (and, in the later case, the terms of any such participation) will proceed to mine the Tenements.

9.3
If GGA/LIMO does not elect to withdraw from the Joint Venture under Clause 9.4, the Participants shall be jointly responsible for the provision of such funds as ARL may require from time to time for the mining of the Tenements and, to the extent necessary, each Participant shall contribute funds by the way of capital or loan to ARL proportionate to its interest in the Joint Venture in accordance with Clause 10.3.

9.4
If ARO makes a decision to mine the Tenements, either Participant (“Retiring Participant”) may within 90 days of the making of such decision cease its participation in the Joint Venture by given written notice to that effect to the other Participant (“Remaining Participant”), whereupon:

(a)
the Retiring Participant shall cease to have any interest in the Joint Venture and in its place will be entitled to receive for the life of the MEPA Rights a royalty being of such percentage as the parties may in good faith negotiate and which shall not be less than a 4% Net Profits royalty;

(b)	the Remaining Participant should be deemed to be the owner of 100% of all issued capital in ARL and all assets of the Joint Venture;

(c)
the Remaining Participant must procure that ARL and any other relevant entity pay the Royalty to the Retiring Participant on a quarterly basis the first such payment to be made no later than 6 months after the commencement of mining production of the Tenements; and

9.5	the Participants must execute all acts, deeds and documents and do all other things necessary to give full force and effect to the provision of this Clause 9.4.

9.6	If ARO makes a decision to mine the joint venture, costs and termination provision in Clause 10.3 shall apply.

9.7
If ARO makes a decision not to mine the Tenements, the Participants may determine that ARL divest its whole interest in the Tenements to a third party for such price as the Participants and the third party may agree upon, which price may be paid in cash or partly in cash and partly by the allotment to the Participants or their nominees of shares in a listed public company.

9.8
If, upon making a decision to mine, based on a bankable feasibility study, the Government, or any ministry or instrumentality thereof exercises an option to take up a participating interest in ARL, such interest shall be accommodated out of GGA/LIMO’s shareholding in ARL and the Parties shall do all such things and execute all such documents as necessary to effect any necessary transfer. For the avoidance of doubt, ARO’s shareholding in ARL shall not, in that event, be reduced below 70%.

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10.	Withdrawal and Termination

10.1	Termination during Exploration and Bankable Feasibility Study Period

Before completion of the Bankable Feasibility Study:

(a)	provided that ARO is not in material default of its obligations under this Agreement, ARO may elect to terminate this Agreement by giving not less than 3 months written notice to GGA/LIMO;

(b)
upon such termination, ARO shall assign to GGA/LIMO its shareholding in ARL and its right title and interest in the Joint Venture, procure the resignation of its nominated directors of ARL, for no consideration, and shall thereupon cease to have any right, entitlement and obligation under this Agreement and it shall have no interest in the Tenements; and

(c)
as soon as practicable following notice of termination, ARO shall deliver to GGA/LIMO all documents and information including without limitation plans, drawings, data, reports and analysis (“Mining Studies”) derived by ARO in relation to the Tenements pursuant to the Joint Venture.

10.2	Withdrawal after Completion of Bankable Feasibility Study

(a)	After the completion of the Bankable Feasibility Study

(b)	a Party may withdraw from the Joint Venture on not less than 60 days’ written notice to the other;

(c)
the withdrawing Party shall remain responsible for its share of the costs and liabilities incurred by the Joint Venture to the extent that they result from Joint Venture activities carried out prior to the effective date of withdrawal; and

(d)
a withdrawing Party shall forthwith immediately assign to the other Party its shareholding in ARL and all its right, title and interests in the Joint Venture, procure the resignation of its nominated directors of ARL, for no consideration, and shall thereupon cease to have any right, entitlement and obligation under this Agreement and it shall have no interest in the Tenements.

10.3	Contribution to Joint Venture Costs

After a decision to mine has been made:

(a)	The Manager shall, within 30 days after the end of each month, issue to each Participant a cash call for its share of Joint Venture Costs paid or incurred during the preceding month.

(b)	The Manager may, not more than 30 days prior to the commencement of any month, issue cash calls for estimated costs which the Manager anticipated will be incurred during that month.

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(c)	All cash calls shall be paid within 15 days of the call being made.

(d)	A Party that does not pay a cash call on the due date shall pay interest thereon.

(e)
If default continues for more than 30 days, if the non-defaulting Participant so elects, deem the non-contributing Participant to have issued a notice of withdrawal under Clause 10.2 and the provisions relating to termination under Clause 10.2 shall then apply.

11.	Assignment and Encumbrances

11.1	Definitions

In this Clause 11:

(a)
to “assign” an interest means to sell, assign or otherwise dispose of the whole or part of that interest and a Change in Control of a Participant shall be deemed to be an assignment of that Participant’s Interest for the purposes of this Clause 11;

(b)
“Change in Control” of a Participant means a change in ownership of more than 50% of the voting rights in that Participant or where a Participant is a wholly owned subsidiary, a change in the power to control the management or the affairs of that Participant’s ultimate holding company;

(c)	a “Related Body Corporate” has the same meaning as that given under the Corporations Act 2001.

11.2	Pre-emptive Rights

(a)	Subject to Clause 11.3, a Participant may not assign its interest under this Agreement without first offering the interest in writing to the other Participant;

(b)
If the other Participant does not accept the offer within 28 days after receipt of the offer, then the offering Participant may, at any time during the 3 month period after the expiration of that 28 days, sell the interest to a third Participant, on terms no more favourable to such third than those offered to the other Participant.

(c)	Any proposed assignee shall be subject to the approval of the non-assigning Participant which approval shall not be unreasonably withheld.

11.3
Assignments to a Related Body Corporate

A Participant may assign its interest under the Agreement to a Related Body Corporate, provided that if the assignee ceases to be a Related Body Corporate of the assignor, it shall assign the interest back to the assignor. The assignor shall remain liable for the performance by the Related Body Corporate of its obligations under this Agreement.

11.4
Deed of Covenant

A Participant shall not assign its interest under its Agreement unless the proposed assignee first enters into a binding deed of covenant with the non-assigning Participant agreeing to be bound by the terms and conditions of this Agreement as if expressly named in this Agreement as the assigning Participant.

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11.5
Restrictions on Right to Encumber

A Participant shall not create or permit the creation of any encumbrance over the whole or part of its interest under this Agreement without the prior written consent of the other Participant which shall not be unreasonably withheld.

11.6
Special Provisions on Takeover or Merger of Argonaut

In the event that there is a proposal which involves a Change of Control of ARO, ARO shall procure that an offer is made to GGA/LIMO to acquire its interest in ARL on terms which, pro rate, are no less favourable than those offered to acquire a controlling interest in ARO having regard to the value ascribed in such proposal to ARO’s interest in ARL. If GGA/LIMO elects not to take up the said offer to acquire its interest in ARL, the Change in Control of ARO shall not proceed without the written consent of GGA/LIMO, which consent may be withheld, or given subject to such conditions.

12.	Future Joint Ventures and Other Collaborations

12.1
The Participants acknowledge that, in entering into this Agreement, the Participants intend their commercial relationship to be of a long term nature and to collaborate and jointly participate, whether in the form of a joint venture or any other appropriate manner, in future business opportunities in the Lao P.D.R. which GGA is capable of procuring for the joint benefit of the Participants.

12.2	Each of the Participants therefore undertakes to the other:

(a)	not to circumvent or seek to circumvent the other Participant from participating in any business opportunity in the Lao P.D.R. which the first Participant has the potential of accessing;

(b)
to make full disclosure and provide all relevant information to the other Participant in respect to any potential business opportunity identified by the first Participant with a view to giving the other Participant a fair opportunity to participate jointly with the first Participant in such potential business opportunity,

13.	Dispute Resolution

13.1	If there is a dispute between Parties relating to or arising out of this Agreement, the parties must use reasonable endeavours acting in good faith to settle the dispute as soon as practicable.

13.2	The procedure that is to be followed to settle a dispute arising under this Agreement is:

(a)	first, negotiation of the dispute under Clause 13.3;

(b)	then, if necessary, determination of the dispute under Clause 13.4 and 13.5.

13.3
If there is a dispute between Parties relating to or arising out of this Agreement, then within 7 days of a Party to such dispute notifying the other Party or Parties to the dispute of a dispute (“Dispute Notice”), senior representatives from each disputing Party must meet and use reasonable endeavours acting in good faith to resolve the dispute through joint discussion.

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13.4
If the dispute relating to or arising out of this Agreement is not settled under Clause 13.3 within one (1) month of receipt of a Dispute Notice under this Clause, any disputing Party may terminate the negotiation process by written notice.

13.5	The giving of such notice by a disputing Party will, for the purposes of this Agreement, refer the dispute to be determined by arbitration under this Clause 13.5.

(a)
The arbitrator shall be chosen by the disputing Parties, but in the absence of an agreement by the disputing Parties as to the arbitrator within 7 days of the notice referring the matter to arbitration, the arbitrator shall be:

(i)	in the first instance, a person appointed by the president of and being a member of the Australasian Institute of Mining and Metallurgy (“AUSIMM”); or

(ii)	in the event that the AUSIMM is unwilling or unable to appoint an arbitrator, such person as is appointed by the President of the Law Society of New South Wales acting on the request of either party.

(b)	The arbitration will be conducted in accordance with the Commercial Arbitration Act of New South Wales except that:

(i)	the arbitrator must observe the rules of natural justice but is not required to observe the rules of evidence;

(ii)	a disputing Party may appoint a person, including a legally qualified person, to represent it or assist it in the arbitration;

(iii)	the arbitrator must include in the arbitration award the findings on material questions of law and fact, including references to evidence on which the findings of fact were based; and

(iv)	the disputing Parties consent to an appeal to the Courts of New South Wales on any questions of law arising in the court of arbitration or out of the arbitration award.

13.6	Nothing in this Clause 13 prohibits a Party from seeking and obtaining appropriate injunctive or declarative relief from a court of competent jurisdiction.

13.7
In the event of a dispute between the parties in respect of the JV and their rights and obligations there under, the parties agree not to commence any proceedings or make any reference to any court of law, but to resolve any such dispute by submitting.

14.	General

14.1
Obligations personal: Each Participant is individually responsible only for its own obligations under this Agreement and except as expressly provided in this Agreement has no obligation or liability with respect to the obligations of any other Participant.

14.2
No partnership: Nothing in this Agreement is deemed to create or constitute a partnership between the Parties or any of them under the partnership laws of Australia or any other jurisdiction and except as expressly provided in this Agreement no Participant may act, nor does any Participant have express or implied authority to act for or in any way bind or commit another Participant to any obligation.

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14.3	Just and faithful: Each Participant covenants and agrees with each other Participant to be just and faithful in dealings with each other in all matters arising out of or connected with this Agreement.

14.4	No responsibility for tax: No Participant is responsible for any other Participant’s obligations under the income tax laws of Australia, or of any other applicable jurisdiction.

14.5
Entire Agreement: This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and supersedes all correspondence, negotiations and other communications between the Parties in relation to the subject matter of this Agreement.

14.6	Amendment: This Agreement may only be amended in writing signed by the Parties and not in any manner.

14.7	Counterparts and multiple originals: This Agreement may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute the same instrument.

14.8
Waiver: The failure by any Participant at any time to enforce any of its powers, remedies or rights under this Agreement will not constitute a waiver of those powers, remedies or rights or affect the Participant’s rights to enforce those powers, remedies or rights at any time. Any single or partial exercise of any power, remedy or right does not preclude any other or further exercise of it or exercise of any other power, remedy or right under this Agreement.

14.9
Severance: If any provision of this Agreement is prohibited, invalid or unenforceable in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of the prohibition, invalidity or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

14.10
Governing Law: This Agreement is governed by the law in force in New South Wales and the Parties submit to the non-exclusive jurisdiction of the courts of that State and all courts competent to hear appeals from the courts of that State in respect of all proceedings arising in connection with this Agreement.

14.11
Service of Process: Any notice which a Participant desires to give or which under this Agreement is required to be given, may be signed by that Participant or on behalf of that Participant by a director or the secretary, manager or solicitor of that Participant and may be served on another Participant by handling it to that Participant personally or by sending it pre-paid post or facsimile transmission to the other Participant at that Participant’s address as first appearing in this Agreement or at such other address as is notified by that Participant in writing from time to time.

14.12
Further assurance: Each Participant must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers all Agreements, documents, instruments and acts reasonably required of it or them by notice from another Participant effectively to carry out and give fill effect to this Agreement and the rights and obligations of the Parties under it, both before and after the conditional period.

14.13	Costs and Stamp Duty: ARO shall be responsible for and bear all reasonable costs in connection with the preparation, execution, completion, stamping and registration of this Agreement.

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Executed by the Parties as an Agreement Signed for and on behalf of GLOBAL GROUP ALLIANCES LIMITED by its duly authorised representative in the presence of:	) ) )	…………………………………… Authorised Representative

…………………………………… Witness		…………………………………… Name of Authorised Representative

……………………………………
Name of Witness

……………………………………
Address of Witness

Signed for and on behalf of ARGONAUT RESOURCES OVERSEAS INVESTMENTS LIMITED by its duly authorised representative in the presence of:	) ) ) )	…………………………………… Authorised Representative

…………………………………… Witness		…………………………………… Name of Authorised Representative

……………………………………
Name of Witness

……………………………………
Address of Witness

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Schedule A – Century Thrust Region

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ANNEXURE B – FORM OF CONSENT

To:	Argonaut Overseas Investments Ltd (the Company) and Argonaut Resources Overseas Investments Ltd (Argonaut Holdings) (collectively called Argonaut)

From:	Lao Inter Mining Options (LIMO)

1.
Pursuant to Clauses 11.2 and 11.6 of the Century Thrust Joint Venture Agreement dated 8 September 2004 (the Agreement), LIMO has certain pre-emptive rights in respect of assignment by Argonaut of its interest under the Agreement, including where such assignment is effected by a change of control of the company holding the interest.

2.
Argonaut has advised LIMO that it has or intends to enter into an agreement with Aurum Inc (the Assignee) to assign a percentage of its shareholding, representing a 51% interest in the Agreement, to Aurum (Assignment) on the basis that Aurum expends $6,500,000 over a period of 5 years on the Tenement the subject of the Agreement.

3.	LIMO hereby agrees to waive its pre-emptive rights under Clause 11.2 and consents pursuant to Clause 11.6 of the Agreement to the Assignment.

SIGNED for and on behalf of LIMO by its authorised officer (s):	) )

………………………………………… Signature	………………………………………… Signature

………………………………………… Print Name	………………………………………… Print Name

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